Exhibit 14(a)

BLACKROCK FUNDSSM

(the “Fund”)

AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION

OF

A MULTI-CLASS DISTRIBUTION SYSTEM

I. INTRODUCTION

On February 23, 1995, the Securities and Exchange Commission (the “Commission”) promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which permits the creation and operation of a multi-class distribution system without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Fund operated a multi-class distribution system pursuant to an exemptive order granted by the Commission on August 9, 1994. On September 29, 1995, the Board of Trustees of the Fund authorized the Fund to operate its current multi-class distribution system in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 became effective on October 6, 1995 when it was filed with the Commission, was amended and restated as of February 13, 1997, May 1, 1998, August 11, 1999, June 21, 2004, September 10, 2004, May 16, 2006 and is hereby amended and restated as of September 21, 2012.

II. ATTRIBUTES OF CLASSES

A.	Generally

Each investment portfolio of the Fund (each a “Portfolio” and, collectively, the “Portfolios”) may offer 15 classes of shares: Service Shares; Investor A Shares; Investor A1 Shares; Investor B Shares; Investor B1 Shares; Investor B2 Shares; Investor B3 Shares; Investor C Shares; Investor C1 Shares; Investor C2 Shares; Investor C3 Shares; Institutional Shares; Institutional Daily Shares; BlackRock Shares; Hilliard Lyons Shares (“HL Shares ”); and Class R Shares.

In general, shares of each class shall be identical except for different expense variables (which will result in different yields or total returns for each class), certain related rights and certain shareholder services. More particularly, Investor A, Investor A1, Investor B, Investor B1, Investor B2, Investor B3, Investor C, Investor C1, Investor C2, Investor C3, Service, Institutional, Institutional Daily, BlackRock, HL, and Class R Shares of each Portfolio shall represent equal pro rata interests in the assets of the particular Portfolio, and shall be identical in all respects, except for: (a) the impact of (i) distribution and shareholder servicing expenses under the Fund’s Amended and Restated Distribution and Service Plan assessed to each particular share class; (ii) transfer agency and certain administration expenses assessed from time to time to particular share classes; and (iii) any other expenses identified from time to time that should be properly allocated to each particular share class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the non-interested trustees; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Fund’s Amended and Restated Distribution and Service Plan applicable to such class and (ii) the class expenses borne by such class; (c) the exchange privileges and/or conversion features of each class of shares; (d) the sales charge(s) applicable to certain classes of shares; (e) the designation of each class of shares of a Portfolio; and (f) the different shareholder services relating to each class of shares.

B.	Sales Charges; Distribution Arrangements; Other Expenses

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in the applicable prospectus.

Investor A Shares of the Fund’s equity portfolios (the “Equity Portfolios”) and bond portfolios (the “Bond Portfolios”) generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus. When the aggregate offering price of Investor A Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus. Investor A Shares of the Fund’s money market portfolios (the “Money Market Portfolios”), if any, shall not be subject to a sales charge.

Investor A Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock Advisors, LLC or its affiliates (collectively, “BlackRock”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock) (collectively, “Service Agents”) for general shareholder liaison services.

Investor A1 Shares

Investor A1 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional Investor A1 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor A1 Shares of the Equity and Bond Portfolios may be subject to a front-end or contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus.

Investor A1 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A1 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

2

Investor B and Investor C Shares

Investor B and Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through the Fund’s transfer agent, subject to restrictions described in the applicable prospectus. Investor B and Investor C Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus.

Investor B and Investor C Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B and Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares

Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares are to be issued in connection with certain business combinations and generally shall not be available for purchase by the general public. Additional Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares shall only be issued in connection with the reinvestment of dividends and other distributions and to certain qualified employee benefit plans. Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares of the Equity and Bond Portfolios generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in the applicable prospectus.

Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor B1, Investor B2, Investor B3, Investor C1, Investor C2 and Investor C3 Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Service Shares

Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in the applicable prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations (“Direct Service Investors”) and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Portfolio shall not be subject to a sales charge.

3

Service Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.

Institutional and Institutional Daily Shares

Institutional and Institutional Daily Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the applicable prospectus. Institutional and Institutional Daily Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional and Institutional Daily Shares out of its past profits or any sources which are available to it.

BlackRock Shares

BlackRock Shares shall be available from the distributor for purchase by institutional investors, individuals, registered investment advisers and others meeting certain minimum investment and other requirements described in the applicable prospectus. BlackRock Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan.

BlackRock Shares of a Portfolio shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to BlackRock Shares out of its past profits or any sources which are available to it.

HL Shares

HL Shares shall be available for purchase only through securities brokers, dealers or financial institutions affiliated with J.J.B. Hilliard, W.L. Lyons, Inc., subject to restrictions described in the applicable prospectus.

HL Shares of the Equity Portfolios and Bond Portfolios generally shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus. When the aggregate offering price of HL Shares of the Equity and Bond Portfolios purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the applicable prospectus. HL Shares of the Money Market Portfolios shall not be subject to a sales charge.

HL Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for

4

sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to HL Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in the applicable prospectus. Class R Shares of a Portfolio shall not be subject to a sales charge.

Class R Shares of a Portfolio shall bear the expense of distribution and shareholder servicing fees described in the prospectus, if any.

Distribution fees shall be payable to the Fund’s distributor and/or to BlackRock primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock for sales support services and to reimburse BlackRock for related expenses, including payments to Selling Agents for sales support services. The Fund’s distributor, BlackRock and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Other Class-Specific Expenses

In addition to the class-specific expenses mentioned above, each class of shares shall bear the transfer agency expenses and class-specific administration expenses payable to the transfer agent and administrators for such share class under agreements approved by the Fund’s Board of Trustees from time to time.

C.	Exchange Privileges

Investor A and Investor A1 Shares

A holder of Investor A or Investor A1 Shares in a Portfolio generally shall be permitted to exchange such shares for Investor A Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, plus any applicable sales charge, subject to the restrictions described in the applicable prospectus.

Investor B, Investor B1, Investor B2 and Investor B3 Shares

A holder of Investor B, Investor B1, Investor B2 or Investor B3 Shares of a Portfolio generally shall be permitted to exchange such shares for Investor B Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus.

Investor C, Investor C1, Investor C2 and Investor C3 Shares

A holder of Investor C, Investor C1, Investor C2 or Investor C3 Shares of a Portfolio generally shall be permitted to exchange such shares for Investor C Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus.

5

Service Shares

Unless a holder is a Direct Service Investor, a holder of Service Shares in a Portfolio generally shall be permitted to exchange such shares for Service Shares of any other Portfolio of the Fund at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus. To the extent permitted from time to time by the Fund, at the election of Direct Service Investors, Service Shares of a Portfolio may be exchanged for Investor A Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent’s receipt of an exchange request, subject to the restrictions described in the applicable prospectus. Except as stated above, Direct Service Investors shall have no exchange privileges.

Institutional and Institutional Daily Shares

A holder of Institutional or Institutional Daily Shares in a Portfolio generally shall be permitted to exchange such shares for Institutional or Institutional Daily Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent’s receipt of a request for an exchange, subject to the restrictions described in the applicable prospectus.

BlackRock and HL Shares

The Fund shall not offer BlackRock or HL Shares with an exchange privilege.

D.	Conversion Features

Investor A and Investor A1 Shares

The Fund shall not offer Investor A or Investor A1 Shares with a conversion feature.

Investor B, Investor B1, Investor B2 and Investor B3 Shares

A certain number of years (specified in the applicable prospectus) after the date of purchase or acquisition, Investor B, Investor B1, Investor B2 and Investor B3 Shares of a Portfolio shall automatically convert to Investor A or A1 Shares, where stated in certain prospectuses of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Investor B, Investor B1, Investor B2 and Investor B3 Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Investor B, Investor B1, Investor B2 and Investor B3 Shares, as the case may be, of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Investor A Shares of the same Portfolio.

Investor C, Investor C1, Investor C2 and Investor C3 Shares

The Fund shall not offer Investor C, Investor C1, Investor C2 or Investor C3 Shares with a conversion feature.

Service, Institutional, Institutional Daily, BlackRock, HL and Class R Shares

The Fund shall not offer Service, Institutional, Institutional Daily, BlackRock, HL or Class R Shares with a conversion feature.

E.	Shareholder Services
1.	Redemption by Check

Holders of Investor A Shares in the Fund’s Money Market Portfolios shall be able to redeem such shares by check, subject to the restrictions described in the applicable prospectus. The checkwriting option shall not be

6

available in connection with the redemption of Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, Service Shares, Institutional Shares, Institutional Daily Shares, BlackRock Shares, HL Shares or Class R Shares of the Money Market Portfolios or shares of any class of the Equity and Bond Portfolios.

2.	Systematic Withdrawal Program

The Fund shall offer a systematic withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3 Shares redeemed automatically; and (ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.

The Fund shall not offer a systematic withdrawal program to investors in BlackRock, HL or Class R Shares or to investors in Service Shares who are not Direct Service Investors.

3.	Automatic Investing Program

The Fund shall offer an automatic investing program, subject to the restrictions described in the applicable prospectus, whereby, in general: (i) an investor may arrange to have Investor A Shares, Investor B Shares or Investor C Shares purchased automatically by authorizing the Fund’s transfer agent to withdraw funds from the investor’s bank account; and (ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund’s transfer agent to withdraw funds from the Direct Service Investor’s bank account.

The Fund shall not offer the automatic investing program to investors in Investor A1 Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C1 Shares, Investor C2 Shares, Investor C3 Shares, BlackRock, HL or Class R Shares or to investors in Service Shares who are not Direct Service Investors.

4.	Systematic Exchange Program

The Fund shall offer a systematic exchange program, subject to the restrictions described in the applicable prospectus, whereby, in general, an investor may arrange to have Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3 Shares exchanged automatically from one Portfolio to up to four other Portfolios.

The Fund shall not offer the systematic exchange program to investors in Service, BlackRock, HL or Class R Shares.

5.	Dividend Allocation Plan

The Fund shall offer a dividend allocation plan, subject to the restrictions described in the applicable prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor A1 Shares, Investor B Shares, Investor B1 Shares, Investor B2 Shares, Investor B3 Shares, Investor C Shares, Investor C1 Shares, Investor C2 Shares or Investor C3 Shares of one Portfolio automatically invested in another Portfolio.

The Fund shall not offer the dividend allocation plan to investors in Service, BlackRock, HL or Class R Shares.

F.	Methodology for Allocating Expenses Among Classes

Class-specific expenses of a Portfolio shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).

7